Exhibit 1.1

HESS CORPORATION

Underwriting Agreement

$1,000,000,000 4.30% Notes due 2027

$500,000,000 5.80% Notes due 2047

September 19, 2016

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Hess Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form S-3 (File No. 333-202379) relating to certain securities to be issued from time to time by the Company. The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus.” Any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement.” The Basic Prospectus and the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 4(c) hereof), is hereinafter called the “Pricing Prospectus.” The form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus.” Any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus. Any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Registration Statement shall be deemed to refer to and include any documents filed under the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus.”

The Company hereby agrees with the Underwriters as follows:

1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

2. The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Pricing Disclosure Package (as defined in Section 4(c) hereof).

3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day thereafter, as you and the Company may agree in writing). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the “Closing Date”.

Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Securities of one or more global notes (the “Global Note”) representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

4. The Company represents and warrants to each Underwriter that:

(a) the Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; the Registration Statement and any post-effective amendment thereto became effective on filing; and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company;

(b) no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

(c) for the purposes of this Agreement, the “Applicable Time” is 4:40 P.M. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(b) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) the documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) (A) (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(g) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified, in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration

Statement present fairly in all material respects the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(h) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(j) each of Hess Oil and Gas Holdings Inc., Hess International Holdings Corporation and Hess Energy Exploration LLC (each, a “Significant Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of incorporation or formation, with corporate or limited liability company, as applicable, power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the issued shares of capital stock or membership interests, as applicable, of each such Significant Subsidiary have been duly and validly authorized and issued, such shares of capital stock are fully-paid and non-assessable, and such shares of capital stock or membership interests, as applicable, (except in the case of foreign subsidiaries, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests and claims;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) the Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and binding instrument; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(m) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Restated Certificate of Incorporation or By-Laws or, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound; the issue and sale of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture and this Agreement and the consummation by it of the transactions herein and therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or defaults as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (B) result in any violation of (i) the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or (ii) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except in the case of this clause (ii), for violations that will not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(n) no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required on the part of the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and except for those which, if not obtained, will not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(o) other than as set forth or contemplated in the Pricing Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending against, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be subject which could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Pricing Prospectus which are not filed or described as required;

(p) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(q) DeGolyer and MacNaughton, the petroleum engineering consultants who have consented to being named in, and to the incorporation by reference of their report in, the Registration Statement, the Pricing Prospectus and the Prospectus are independent engineers with respect to the Company and its subsidiaries;

(r) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries taken as a whole;

(t) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations or other legal requirements relating to the protection of human health and safety or natural resources, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(u) the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding (i) the reliability of financial reporting, (ii) the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v) since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(x) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(y) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, the “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions; and

(z) the operations of the Company and the Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions in which the Company or the Significant Subsidiaries is doing business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except for any non-compliance or actions, suit or proceeding that will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(aa) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and other material tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a failure to make such filings or payments would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has made appropriate provisions in the applicable financial statements referred to in Section 4(g) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

5. The Company covenants and agrees with each of the several Underwriters as follows:

(a) to file the Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424 under the Securities Act;

(b) to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; and to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities;

(c) to furnish to you and counsel for the Underwriters, at the expense of the Company, a copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (f) below, to furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request;

(d) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

(e) for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities and (vi) of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and to use its reasonable best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(f) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements as to material facts therein, in the light of the circumstances when the Prospectus is delivered to a purchaser (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements as to material facts in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(g) if, by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(h) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction, or become subject to tax or to register as a foreign corporation in any jurisdiction in which it is not now so registered;

(i) to make generally available to its security holders and to you as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the rules and regulations of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(j) so long as the Securities are outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished generally to holders of Securities, and copies of any reports and financial statements filed with the Commission or any national securities exchange;

(k) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities;

(l) to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act; and

(m) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees of counsel for the Underwriters and their disbursements), (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture and any Blue Sky memorandum or legal investment survey and the furnishing to Underwriters and dealers of copies of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, including mailing and shipping, as herein provided, (v) payable to rating agencies in connection with the rating of the Securities, (vi) any expenses incurred by the Company in connection with a “road show” presentation to potential investors and (vii) the cost and charges of any transfer agent. It is understood, however, that except as provided in this Section and Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

6.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a)5(b) hereof, without the prior consent of the Representatives, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) Any such free writing prospectus, the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(b) hereof), is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

(a) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.

(d) Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus; and neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus.

(e) You shall have received on and as of the Closing Date a certificate of an executive officer of the Company, with specific knowledge about the Company’s financial matters, to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement and the Pricing Prospectus.

(f) White & Case LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i) the Company and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(ii) this Agreement has been duly authorized, executed and delivered by the Company;

(iii) the Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to customary exceptions;

(iv) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to customary exceptions; and the Indenture has been duly qualified under the Trust Indenture Act;

(v) the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation by it of the transactions herein and therein contemplated will not result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company;

(vi) no consent, approval, authorization, order, license, registration or qualification of or with any governmental agency or body which in the experience of such counsel is normally applicable with respect to transactions of the type contemplated by this Agreement and the Indenture (without taking into account the particular nature of the business conducted by the parties to this Agreement and the Indenture) is required for the issue and sale by the Company of the Securities or the consummation by the

Company of the other transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter;

(vii) the statements in the Prospectus under the headings “Description of the Notes”, “United States Federal Income Tax Considerations”, “Description of the Debt Securities” and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly and accurately summarize in all material respects the information called for with respect to such legal matters, documents or proceedings;

(viii) such counsel (A) does not believe that (except for the financial statements, schedules, or other financial data or statistical data (including oil and gas reserve data) included or incorporated therein or omitted therefrom and the Form T-1 of the Trustee, as to which such counsel need express no belief) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements, schedules and other financial data and statistical data (including oil and gas reserve data) included or incorporated therein or omitted therefrom, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act; (C) does not believe that (except for the financial statements, schedules and other financial data and statistical data (including oil and gas reserve data) included or incorporated therein or omitted therefrom, as to which such counsel need express no belief) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) does not believe that (except for the financial statements, schedules and financial data and statistical data (including oil and gas reserve data) included or incorporated therein or omitted therefrom, as to which such counsel need express no belief) the Prospectus or any further amendment or supplement thereto, as of its date and as of the Closing Date, together with the documents incorporated therein at the dates thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ix) the Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act.

(g) Timothy B. Goodell, Esq., Senior Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(ii) each of the Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation or a limited liability company, as applicable, under the laws of its jurisdiction of incorporation or formation with corporate or limited liability company, as applicable, power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the issued shares of capital stock or membership interests, as applicable, of each such Significant Subsidiary have been duly and validly authorized and issued, such shares of capital stock are fully paid and non-assessable, and such shares of capital stock or membership interests, as applicable, (except in the case of foreign subsidiaries, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(iii) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending against or, to the best of such counsel’s knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(iv) neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, (x) its Restated Certificate of Incorporation or By-Laws (or similar constitutive documents) or (y) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except, in the case of this clause (y), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole; the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation by it of the transactions herein and therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, except for such conflicts, breaches or defaults as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (B) result in any violation of (x) the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or (y) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties except, in the case of this clause (y), for violations that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(v) the statements in the Prospectus incorporated by reference from Item 3 of Part 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and as such statements have been amended or supplemented by the Company’s subsequent reports filed on Form 10-Q or Form 8-K, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents or proceedings; and

(vi) such counsel is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

In rendering such opinions, White & Case LLP and Mr. Goodell may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of New York and Delaware, to the extent such counsel deem proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters’ counsel) of other counsel reasonably acceptable to the Underwriters’ counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of each such counsel shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (viii) of paragraph (f) above White & Case LLP may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

The opinions of White & Case LLP and Mr. Goodell described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h) On the date hereof and on the Closing Date, Ernst & Young LLP shall have furnished to you letters, dated each such date, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(i) On the date hereof and on the Closing Date, DeGolyer and MacNaughton shall have furnished to you letters, dated each such date, in form and substance satisfactory to you, containing statements and information of the type customarily included in reserve engineers “comfort letters” to underwriters with respect to reserve information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(j) You shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

8.(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

(d) It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each jurisdiction where a proceeding is pending) for all such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of

Underwriters shall be designated in writing by the Representatives, and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the first sentence of this Section 8(d), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(e) If the indemnification provided for in Section 8(a) or 8(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule II hereto, and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange LLC, NYSE Amex LLC or The Nasdaq Stock Market LLC, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial or economic conditions in or affecting the United States, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

10. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their outside counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities contemplated hereunder.

12. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14. Any action by the Underwriters hereunder may be taken by the Representatives alone on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179,

Attention: Investment Grade Syndicate Desk; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Investment Banking Division. Notices to the Company shall be given to it at 1185 Avenue of the Americas, New York, New York 10036, Attention: Corporate Secretary, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: David Johansen.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

[Signature Pages Follow]

Very truly yours, HESS CORPORATION

By:	/s/ John P. Rielly
	Name:	John P. Rielly
	Title:	Senior Vice President and Chief Financial Officer

Accepted: September 19, 2016

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
	Title:	Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Vice President

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Acting severally on behalf of

themselves and the several Underwriters

listed in Schedule II hereto.

SCHEDULE I

HESS CORPORATION

Pricing Term Sheet dated September 19, 2016

Issuer:	Hess Corporation
Trade Date:	September 19, 2016
Expected Settlement Date*:	September 28, 2016 (T+7)

4.30% Notes due 2027

Aggregate Principal Amount:	$1,000,000,000
Maturity Date:	April 1, 2027
Interest Rate:	4.30% per year (payable semi-annually)
Interest Payment Dates:	April 1 and October 1, beginning April 1, 2017
Price to Public:	99.790% of the principal amount
Purchase Price to Underwriters:	99.140% of the principal amount
Benchmark Treasury:	1.500% due August 15, 2026
Spread to Benchmark Treasury:	+262.5 basis points
Benchmark Treasury Price / Yield:	98-06 / 1.70%
Yield to Maturity:	4.325%
Make-Whole Call:	T+40 basis points (at any time before January 1, 2027)
Par Call:	On or after January 1, 2027
CUSIP / ISIN No.:	42809H AG2 / US42809HAG20

5.80% Notes due 2047

Aggregate Principal Amount:	$500,000,000
Maturity Date:	April 1, 2047
Interest Rate:	5.80% per year (payable semi-annually)
Interest Payment Dates:	April 1 and October 1, beginning April 1, 2017
Price to Public:	99.715% of the principal amount
Purchase Price to Underwriters:	98.840% of the principal amount
Benchmark Treasury:	2.500% due May 15, 2046
Spread to Benchmark Treasury:	+337.5 basis points
Benchmark Treasury Price / Yield:	101-05 / 2.445%
Yield to Maturity:	5.820%
Make-Whole Call:	T+50 basis points (at any time before October 1, 2046)
Par Call:	On or after October 1, 2046
CUSIP / ISIN No.:	42809H AH0 / US42809HAH03

Joint Book-Running Managers:	Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Mizuho Securities USA Inc. MUFG Securities Americas Inc.

Senior Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

DNB Markets, Inc.

HSBC Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

Co-Managers:	BBVA Securities Inc. Credit Agricole Securities (USA) Inc. ING Financial Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

* It is expected that delivery of the notes will be made to investors against payment therefor on or about September 28, 2016, which will be the seventh business day following the date hereof (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next three succeeding business days should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at (866) 471-2526, J.P. Morgan Securities LLC collect at (212) 834-4533 or Morgan Stanley & Co. LLC toll-free at (866) 718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE II

	Principal amount of 2027 notes	Principal amount of 2047 notes
Goldman, Sachs & Co.	$206,900,000	$103,450,000
J.P. Morgan Securities LLC	206,900,000	103,450,000
Morgan Stanley & Co. LLC	206,900,000	103,450,000
Mizuho Securities USA, Inc.	45,996,000	22,998,000
MUFG Securities Americas Inc.	45,996,000	22,998,000
BNP Paribas Securities Corp.	28,976,000	14,488,000
Citigroup Global Markets Inc.	28,976,000	14,488,000
DNB Markets, Inc.	28,976,000	14,488,000
HSBC Securities (USA) Inc.	28,976,000	14,488,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	28,976,000	14,488,000
Scotia Capital (USA) Inc.	28,976,000	14,488,000
SMBC Nikko Securities America, Inc.	28,976,000	14,488,000
Wells Fargo Securities, LLC	28,976,000	14,488,000
BBVA Securities Inc.	11,100,000	5,550,000
Credit Agricole Securities (USA) Inc.	11,100,000	5,550,000
ING Financial Markets LLC	11,100,000	5,550,000
TD Securities (USA) LLC	11,100,000	5,550,000
U.S. Bancorp Investments, Inc.	11,100,000	5,550,000

Total	$1,000,000,000	$500,000,000

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:

•	None.

Issuer Free Writing Prospectuses Included in the Pricing Disclosure Package:

•	Final term sheet prepared and filed pursuant to Section 5(b) hereof.

(b)	Additional Documents Incorporated by Reference:

•	None.